Exhibit (q)(1)

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, Transamerica Partners Funds Group, Transamerica Partners Funds Group II and Transamerica Asset Allocation Variable Funds (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint MARIJN P. SMIT, TANÈ T. TYLER and RICHARD J. WIRTH, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after July 16, 2014.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit
Marijn P. Smit, Trustee	Date: July 31, 2014

/s/ Sandra N. Bane
Sandra N. Bane, Trustee	Date: July 31, 2014

/s/ Leo J. Hill
Leo J. Hill, Trustee	Date: July 18, 2014

/s/ David W. Jennings
David W. Jennings, Trustee	Date: July 18, 2014

/s/ Russell A. Kimball, Jr.
Russell A. Kimball, Jr., Trustee	Date: July 18, 2014

/s/ Eugene M. Mannella
Eugene M. Mannella, Trustee	Date: July 18, 2014

/s/ Norman R. Nielsen
Norman R. Nielsen, Trustee	Date: July 18, 2014

/s/ Joyce G. Norden
Joyce G. Norden, Trustee	Date: July 18, 2014

/s/ Patricia L. Sawyer
Patricia L. Sawyer, Trustee	Date: July 18, 2014

/s/ John W. Waechter
John W. Waechter, Trustee	Date: July 18, 2014

/s/ Alan F. Warrick
Alan F. Warrick, Trustee	Date: July 18, 2014